                                                                    EXHIBIT 23.6

                [NORTHEAST CAPITAL & ADVISORY, INC. LETTERHEAD]

     We hereby consent to the inclusion of our opinion letter dated as of the date hereof to the Board of Directors of JSB Financial, Inc. (the "Company") as Appendix D to the Joint Proxy Statement-Prospectus relating to the proposed merger of the Company with and into North Fork Bancorporation, Inc. and contained in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission as of the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement-Prospectus. In giving consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                                          NORTHEAST CAPITAL & ADVISORY, INC.

                                          By: /s/ ARTHUR L. LOOMIS
                                            ------------------------------------
                                            Arthur L. Loomis
                                            President

Albany, New York
January 11, 2000